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                                                                EXHIBIT 10.1



                         AUTOMOTIVE INDUSTRIES, INC.

                             EMPLOYMENT AGREEMENT


        THIS AGREEMENT is made as of July 12, 1995, between Automotive Industries, Inc., a Delaware corporation (the "Company"), and F.F. Sommer ("Executive").

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1. Employment. The Company shall continue to employ Executive, and Executive hereby accepts such continued employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

   2.  Position and Duties.

       (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the power of the board of directors of the Company (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of the President and Chief Executive Officer.

       (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for the permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

       (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.



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 3.  Base Salary and Benefits.

     (a) During the Employment Period, Executive's base salary shall be $350,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs, including performance based bonus for which senior executive employees of the Company and its Subsidiaries are generally eligible.

 4.  Term.

     (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall begin on the date hereof and shall end on the third anniversary of such date; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as such disability or incapacity is determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Good Cause (as defined below) or without Good Cause.

     (b) If the Employment Period is terminated by the Company without Good Cause or if the Executive resigns for Good Reason (as defined below) prior to the third anniversary of the date of this Agreement, Executive shall be entitled to receive his Base Salary and medical and related fringe benefits through and until the third anniversary of the date hereof, if and only if Executive has not breached the provisions of paragraphs 6 and 7 hereof.

     (c) If the Employment Period is terminated by the Company for Good Cause or is terminated by the Executive without Good Reason, Executive shall be entitled to receive his Base Salary through the date of termination.

     (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.


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     (e)  For purposes of this Agreement, "Good Cause" shall mean: (i)
          the commission of a felony or a crime involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries, (ii) willful engagement in gross misconduct that materially injures the Company or any of its Subsidiaries or (iii) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

     (f) For purposes of this Agreement, "Good Reason" shall mean: (i) a material demotion in Executive's duties or responsibilities with respect to the Company, (ii) a material reduction in Executive's salary, benefits or aggregate compensation,
          (iii) the Executive being required to relocate outside of the United States or Canada, or (iv) other actions taken by the Company which materially and adversely change the conditions of Executive's employment; which demotion, reduction, move or other action, as the case may be, has continued for 15 days after delivery of written notice by Executive to the Company stating Executive's intent to terminate the Employment Period as a consequence of such action; provided that Executive's resignation actually occurs within 15 days following the delivery of such written notice.

5.  Change in Control.

     (a) In the event of an occurrence of a Change in Control (as defined below) within 1 year, the Company will pay Executive a bonus payment equal to $350,000 on the date of an occurrence of a Change in Control.

     (b) For the purposes of this Agreement, "Change in Control" shall mean: (i) any "person" or "group" (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Automotive Industries Holding, Inc. (the "Parent") representing 20% or more of the combined voting power of the Parent's then outstanding securities (other than the Parent or J2R Corporation, Onex Corporation and their affiliates or any employee benefit plan of the Parent and, for purposes of this Agreement, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by any of the foregoing), (ii) there shall be consummated (A) any consolidation or merger of the Parent in which the Parent is not the surviving or continuing corporation or pursuant to which shares of the Parent's capital stock would be converted into cash, securities or other property, other than a merger of the Parent in which


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          the holders of the Parent's capital stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding capital stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Parent or the Company, (iii) the stockholders of the Parents or the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the board of directors of the Parent (the "Parent Board"), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Parent Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Parent Board.

     (c) Notwithstanding paragraph (a) of this Section 5, if all or any portion of the payments or benefits provided under this Section
          5 either alone or together with other payments or benefits which Executive receives or is entitled to receive from the Company and any of its subsidiaries, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments or benefits provided to Executive under this Section 5 shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" for purposes of this Section 5 shall mean the sum of
          (i) the total amount payable to Executive under this Section 5, plus (ii) all other payments and benefits which Executive receives or is entitled to receive from the Company and any of its subsidiaries that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the payment and benefits described in (i) and (ii) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first payment of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.


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 6.  Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, or any other Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any Subsidiary which he may then possess or have under his control.

 7.  Non-Compete, Non-Solicitation.

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he has become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, if the Executive is terminated for Good Cause or resigns other than for Good Reason, for a period one year after such termination or resignation (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between


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            the Company or any Subsidiary and any employee thereof, or (ii)
            induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

       (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 7 are reasonable.

       (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

   8. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of Executive, enforceable in accordance with its terms.

   9. Survival. Paragraphs 6 and 7 and paragraphs 10 through 17 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.


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10.     Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

        Notices to Executive:

        F.F. Sommer
        Automotive Industries, Inc.
        2998 Waterview
        Rochester Hills, MI 48309

        Notices to the Company:

        Chairman
        Automotive Industries, Inc.
        2998 Waterview
        Rochester Hills, MI 48309

        or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.


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14.     Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

16. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to any choice of law or conflict of law, rules or provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. In furtherance of the foregoing, the internal law of the State of Michigan shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing and provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        AUTOMOTIVE INDUSTRIES, INC.



                                        By  /s/ Scott D. Rued
                                            -----------------------

                                        Its Vice President
                                            -----------------------



                                        /s/ F.F. Sommer
                                        ---------------------------
                                        F.F. SOMMER



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